 EXHIBIT 24.1
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of T. Rowe Price Group, Inc., a Maryland corporation, constitute and appoint William J. Stromberg, Kenneth V. Moreland, Jessica M. Hiebler and Joan Flister, or any one of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, (i) to sign for the undersigned in their respective names as directors and officers of T. Rowe Price Group, Inc., its Registration Statement on Form S-8, any amendment (including post-effective amendments) or supplement thereto, and any Post-Effective Amendments to Registration Statements on Form S-8, relating to the offer and sale of common stock of T. Rowe Price Group, Inc. pursuant to the 2012 Long-Term Incentive Plan, the 1986 Employee Stock Purchase Plan, or the 2017 Non-Employee Director Equity Plan, and (ii) to sign for the undersigned in their respective names as directors and officers of T. Rowe Price Group, Inc., Post-Effective Amendments No. 3 to the Registration Statements on Form S-8 for the Registrant’s 2001 Stock Incentive Plan (file nos. 333-59714 and 333-120883), and Post-Effective Amendments No. 2 to the Registration Statements on Form S-8 for the Registrant’s 2004 Stock Incentive Plan (file nos. 333-120882 and 333-167317) to disclose a material change in the plan of distribution for the shares registered under the registration statements in that the registration statements will also cover the issuance of shares that become authorized for issuance under the 2012 Long-Term Incentive Plan upon the expiration, termination or cancellation of awards outstanding under the 2001 Stock Incentive Plan and/or the 2004 Stock Incentive Plan, each to be filed with the Securities and Exchange Commission under the Securities Act of 1933. We hereby confirm all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

Signature	Title	Date

Chief Executive Officer, President and Director
/s/ William J. Stromberg	(Principal Executive Officer)	April 26, 2017
William J. Stromberg

Vice President, Chief Financial Officer and Treasurer
/s/ Kenneth V. Moreland	(Principal Financial Officer)	April 26, 2017
Kenneth V. Moreland

Vice President
/s/ Jessica M. Hiebler	(Principal Accounting Officer)	April 26, 2017
Jessica M. Hiebler

/s/ Mark S. Bartlett	Director	April 26, 2017
Mark S. Bartlett

/s/ Edward C. Bernard	Director	April 26, 2017
Edward C. Bernard

/s/ Mary K. Bush	Director	April 26, 2017
Mary K. Bush

/s/ H. Lawrence Culp, Jr.	Director	April 26, 2017
H. Lawrence Culp, Jr.

/s/ Freeman A. Hrabowski, III	Director	April 26, 2017
Freeman A. Hrabowski, III

/s/ Robert F. MacLellan	Director	April 26, 2017
Robert F. MacLellan

/s/ Brian C. Rogers	Director	April 26, 2017
Brian C. Rogers

/s/ Olympia J. Snowe	Director	April 26, 2017
Olympia J. Snowe

/s/ Dwight S. Taylor	Director	April 26, 2017
Dwight S. Taylor

/s/ Anne Marie Whittemore	Director	April 26, 2017
Anne Marie Whittemore

/s/ Sandra S. Wijnberg	Director	April 26, 2017
Sandra S. Wijnberg

/s/ Alan D. Wilson	Director	April 26, 2017
Alan D. Wilson